Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:                 Press Contact:

Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Graham Robertson IDT Worldwide Marketing Phone: (408) 284-2644 E-mail: graham.robertson@idt.com

IDT reports Q4 and Fiscal Year END 2012 Financial results
Q4 Revenue of $119.1 Million, FY12 Revenue of $526.7 Million
Q4 GAAP EPS from Continuing Ops of $0.12; FY12 GAAP EPS from Continuing Ops of $0.26
Q4 Non-GAAP EPS from Continuing Ops of $0.05; FY12 Non-GAAP EPS from Continuing Ops of $0.38
IDT Enters into Definitive Agreement to Acquire PLX Technology, Inc

SAN JOSE, Calif., Apr. 30, 2012 - Integrated Device Technology, Inc. (IDT® or the Company) (NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions, today announced results for the fiscal fourth quarter and year ended April 1, 2012.
“We achieved top and bottom line results that exceeded our expectations for our fiscal fourth quarter as a result of strong sales from our communications and computing segments and higher gross margins,” said Dr. Ted Tewksbury, president and CEO of IDT. “Our Q4 results reflect improving trends in our communications and enterprise computing businesses, and underscore increased traction of our new product categories as revenue from new products increased to 13 percent from 10 percent in the prior quarter. In addition, gross margins were 300 basis points better than expected, highlighting improved product mix and lower inventory reserves.”
“Over the past four years we have significantly revitalized our new product pipeline and restructured the company for profitable growth with the sale of our fab and less profitable businesses, consolidation of our backend operations, and acquisitions of key products and technologies to better serve customers in our target markets. Over the same period, we have successfully defended and grown our core businesses while expanding our available market in focused areas like 4G/LTE wireless infrastructure and cloud computing. With the restructuring of the company significantly complete, IDT is poised to realize the return on our investment in core and new product categories. At our Analyst Day in March, we projected $80 million to $100 million in sales from our new product areas in fiscal 2013, representing 50-80 percent growth. We are also augmenting our organic growth plan with the acquisitions we announced today. At the same time, we are working to align our long-term R&D investment and SG&A with our restructured business to ensure we are operating as efficiently as possible while supporting the company's momentum. We believe our operating model can deliver strong returns in the near future and that we are well positioned to drive sustainable growth in shareholder value over the long run.”

IDT Signs Definitive Agreement to Acquire PLX Technology
The Company announced today in a separate press release that it has signed a definitive agreement under which IDT will acquire PLX Technology, Inc. (NASDAQ: PLXT) pursuant to an exchange offer for approximately $7.00 per share in a cash and stock in a transaction of approximately $330 million, subject to certain terms and conditions as described in additional detail in the separate press release and a related Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

Recent Highlights
IDT recently announced:

•
The acquisition of Fox Electronics (Fox), a leading supplier of frequency control products including crystals and crystal oscillators, in an all-cash transaction for approximately $30 million, of which $26 million was paid at closing. The combination of Fox's product portfolio with IDT's award-winning CrystalFree™ oscillators make IDT the industry's most comprehensive one-stop shop for frequency control products. In addition, Fox will help accelerate the adoption of CrystalFree™ by enabling customers to purchase pMEMS and CMOS solid-state oscillators alongside traditional quartz-based components through an established and trusted sales channel.

•	The world's first single-chip wireless power transmitter that reduces board footprint by 80 percent and bill-of-materials cost by 50 percent compared to existing solutions.

•	The industry's highest-output-power single-chip wireless power receiver that cuts charging time in half when used with the IDT transmitter.

•	The world's most advanced single-phase power metering SoC for smart grid applications featuring the industry's widest dynamic range and an unprecedented level of integration.

•	A comprehensive mixed-signal product portfolio for Intel's Romley platform, including PCI Express® 3.0 switching and signal conditioning, timing, power management and memory interface solutions.

•	A new family of precision temperature sensors for ultra-low-power solid state drive applications that minimizes power consumption and optimizes bill-of-materials costs.

•
A new family of quad-frequency programmable clock oscillators leveraging IDT's fourth-generation FemtoClock® NG technology with industry-leading performance for crystal oscillator and voltage-controlled crystal oscillator replacements.

•	A new series of low-jitter silicon-germanium voltage-controlled SAW oscillators designed to meet the stringent requirements of fiber optic telecom applications.

•	IDT's RapidIO® Gen 2 interface intellectual property has been selected by Texas Instruments for its new TMS320C665x multicore digital signal processors.

•
IDT has received two prestigious UBM ACE Awards presented by EE Times and EDN. IDT's Michael S. McCorquodale, Ph.D. won the Innovator of the Year award and IDT's 3LG CrystalFree™ solid-state oscillators won the Ultimate Products award in the Analog IC category.

•	IDT won the Frost and Sullivan 2012 Technology Innovation Award for the pMEMS technology announced last November.

The following highlights the Company's financial performance on both a GAAP and non-GAAP basis. The GAAP results include certain costs, charges, gains and losses, which are excluded from non-GAAP results based on management's determination that they are not directly reflective of ongoing operations. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results from continuing operations is attached to this press release.

•
Revenue for the fiscal fourth quarter of 2012 was $119.1 million, compared with $144.7 million reported in the same period one year ago. Revenue for fiscal year 2012 was $526.7 million, compared with $605.4 million in fiscal year 2011.

•
GAAP net income from continuing operations for the fiscal fourth quarter of 2012 was $17.4 million, or $0.12 per diluted share, versus GAAP net income of $39.7 million or $0.26 per diluted share in the same period one year ago. Fiscal fourth quarter 2012 GAAP results include a $20.7 million gain from the sale of a fabrication facility, $7.2 million in acquisition and restructuring related charges, $4.0 million in stock-based compensation and a $1.4 million benefit from tax effects.

•
Non-GAAP net income from continuing operations for the fiscal fourth quarter of 2012 was $7.1 million or $0.05 per diluted share, compared with non-GAAP net income from continuing operations of $28.4 million or $0.19 per diluted share reported in the same period one year ago. Non-GAAP net income from continuing operations for fiscal year 2012 was $56.6 million, compared with $118.4 million in fiscal year 2011.

•
GAAP gross profit for the fiscal fourth quarter of 2012 was $63.6 million, or 53.4 percent, compared with GAAP gross profit of $81.4 million, or 56.3 percent, reported in the same period one year ago. Non-GAAP gross profit for the fiscal fourth quarter of 2012 was $68.7 million, or 57.7 percent, compared with non-GAAP gross profit of $86.0 million, or 59.4 percent, reported in the same period one year ago.

•
GAAP R&D expense for the fiscal fourth quarter of 2012 was $41.3 million, compared with GAAP R&D expense of $37.7 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal fourth quarter of 2012 was $38.5 million, compared with non-GAAP R&D of $35.9 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal fourth quarter of 2012 was $26.4 million, compared with GAAP SG&A expense of $25.9 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal fourth quarter of 2012 was $22.4 million, compared with non-GAAP SG&A expense of $23.1 million in the same period one year ago.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company's quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:30 p.m. Pacific time on April 30, 2012. The webcast replay will be available after 5 p.m. Pacific time on April 30, 2012.
Investors can also listen to the live call at 1:30 p.m. Pacific time on April 30, 2012 by calling (800) 230-1059 or (612) 234-9960. The conference call replay will be available after 5 p.m. Pacific time on April 30, 2012 through 11:59 p.m. Pacific time on May 7, 2012 at (800) 475-6701 or (320) 365-3844. The access code is 243805.

About IDT
Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers' applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

Additional Information
The exchange offer in connection with the IDT's proposed acquisition of PLX Technology has not yet commenced. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offer will only be made through a prospectus, which is part of a registration statement on Form S-4, as well as a Tender Offer Statement on Schedule TO, which will contain an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer (collectively, the “Exchange Offer Materials”), each to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by IDT.  In addition, PLX Technology will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer.  IDT and PLX Technology expect to mail the Exchange Offer Materials, as well as the Schedule 14D-9, to PLX Technology stockholders.  Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions when they become available because these documents will contain important information relating to the exchange offer and related transactions.  Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX Technology, at the SEC's website at www.sec.gov. In addition, such materials will be available from IDT or PLX Technology, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).
Neither PLX Technology nor IDT is asking for stockholders to vote or soliciting proxies in connection with the exchange offer transaction at this time. Upon consummation of the offer, PLX Technology and IDT may seek votes or proxies in connection with the proposed back-end merger from holders of PLX Technology shares not tendered in the offer. PLX Technology, IDT and their respective officers and directors therefore may be deemed to be participants in the solicitation of proxies from PLX Technology's stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of PLX Technology is set forth in PLX Technology's Form 10-K/A, Amendment No. 1, in Part III thereof, which was filed with the SEC on April 27, 2012. A description of certain interests of the directors and executive officers of IDT is set forth in IDT's proxy statement for its 2011 annual meeting, which was filed with the SEC on August 1, 2011. To the extent holdings of either company's securities by their respective directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.

Forward Looking Statements
Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits and IDT's expectations for the proposed acquisition of PLX Technology, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow, the completion of the proposed acquisition of PLX Technology the timing of the exchange offer and the subsequent merger with PLX Technology, uncertainties as to how many of PLX Technology's stockholders will tender their shares of common stock in the exchange offer, the risk that competing offers or acquisition proposals will be made, the risk that the exchange offer and the subsequent merger will not close because of a failure to satisfy one or more of the offer closing conditions (including regulatory approvals) and other risk factors detailed in the Company's SEC filings. The Company urges investors to review in detail the risks and uncertainties in the Company's SEC filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 3, 2011. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting
The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude restructuring-related costs, acquisition and divestiture-related charges, share-based compensation expense, results from discontinued operations and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with another way management internally analyzes IDT's results and may be useful to investor community. The Company has reconciled non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.
Reference to these non-GAAP results should be considered in addition to results that are prepared under general accepted accounting standards in the United States (GAAP), but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies.
###
IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	April 1,	Jan. 1,	April 3,	April 1,	April 3,
	2012	2012	2011 (1)	2012 (1)	2011 (1)
Revenues	$119,116	$119,977	$144,674	$526,696	$605,389
Cost of revenues	55,563	56,093	63,225	246,190	276,447
Gross profit	63,553	63,884	81,449	280,506	328,942
Operating expenses:
Research and development	41,340	38,410	37,691	158,749	154,465
Selling, general and administrative	26,429	23,661	25,888	100,907	103,620
Total operating expenses	67,769	62,071	63,579	259,656	258,085
Operating income (loss)	(4,216)	1,813	17,870	20,850	70,857

Other-than-temporary impairment loss on investments	(667)	(2,130)	—	(2,797)	—
Gain on sale of wafer fabrication facility	20,656	—		20,656	—
Other income (expense), net	676	(10)	904	(1,118)	3,697
Income (loss) from continuing operations before income taxes	16,449	(327)	18,774	37,591	74,554
Provision (benefit) for income taxes	(908)	576	(20,931)	268	(19,272)
Net income (loss) from continuing operations	17,357	(903)	39,705	37,323	93,826
Discontinued operations:
Gain from divestiture	—	—	—	45,939	—
Loss from discontinued operations	(4,605)	(5,290)	(8,856)	(24,891)	(24,260)
Benefit for income taxes	—	—	(21)	(89)	(85)
Net income (loss) from discontinued operations	(4,605)	(5,290)	(8,835)	21,137	(24,175)
Net income (loss)	$12,752	$(6,193)	$30,870	$58,460	$69,651

Basic net income (loss) per share continuing operations	$0.12	$(0.01)	$0.27	$0.26	$0.61
Basic net income (loss) per share discontinued operations	(0.03)	(0.03)	(0.06)	0.15	(0.16)
Basic net income (loss) per share	$0.09	$(0.04)	$0.21	$0.41	$0.45

Diluted net income (loss) per share continuing operations	$0.12	$(0.01)	$0.26	$0.26	$0.60
Diluted net income (loss) per share discontinued operations	(0.03)	(0.03)	(0.06)	0.14	(0.15)
Diluted net income (loss) per share	$0.09	$(0.04)	$0.20	$0.40	$0.45
Weighted average shares:
Basic	141,455	141,839	148,181	143,958	154,511
Diluted	143,476	141,839	150,852	145,848	155,918

1) The Company's prior period financial results have been revised to reflect an immaterial correction. During the third quarter of fiscal 2012 the Company identified errors related to its accounting for certain accrued employee retention costs and other accrued liabilities. The Company assessed the materiality of these errors individually and in the aggregate on prior periods’ financial statements in accordance with the SEC’s Staff Accounting Bulletin No. 99 (“SAB 99”), and concluded that the errors were not material to any of its prior annual or interim financial statements. As permitted by the SEC’s Staff Accounting Bulletin No. 108 (“SAB 108”), the Company elected to revise previously issued consolidated financial statements the next time they are filed. As a result of the revisions, net income for the three and twelve months ended April 3, 2011 decreased by $0.5 million and $3.0 million, respectively.

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)

	Three Months Ended			Twelve Months Ended
	April 1,	Jan. 1,	April 3,	April 1,	April 3,
(In thousands, except per share data)	2012	2012	2011	2012	2011

GAAP net income (loss) from continuing operations	$17,357	$(903)	$39,705	$37,323	$93,826
GAAP diluted net income (loss) per share continuing operations	$0.12	$(0.01)	$0.26	$0.26	$0.60
Acquisition related:
Amortization of acquisition related intangibles	4,360	4,006	4,765	16,355	19,298
Acquisition related costs (1)	689	109	98	798	1,932
Assets impairment (2)	(60)	(73)	(63)	(315)	(447)
Fair market value adjustment to acquired inventory sold	—	—	—	—	379
Restructuring related:
Severance and retention costs	1,439	(1,978)	827	2,064	4,865
Facility closure costs (3)	48	16	(1,353)	87	33
Fabrication production transfer costs (4)	678	1,233	1,412	4,572	5,263
Gain on sale of fabrication facility	(20,656)	—	—	(20,656)	—
Other:
Other-than-temporary impairment loss on investments (5)	667	2,130	—	2,797	—
Compensation expense — deferred compensation plan (6)	819	649	503	187	1,809
Loss (gain) on deferred compensation plan securities (6)	(798)	(629)	(507)	(113)	(1,767)
Stock-based compensation expense	3,967	4,312	2,897	16,333	14,668
Tax effects of Non-GAAP adjustments (7)	(1,405)	(347)	(19,925)	(2,818)	(21,439)
Non-GAAP net income from continuing operations	$7,105	$8,525	$28,359	$56,614	$118,420
GAAP weighted average shares - diluted	143,476	141,839	150,852	145,848	155,918
Non-GAAP adjustment	1,515	2,676	1,775	1,805	1,989
Non-GAAP weighted average shares - diluted (8)	144,991	144,515	152,627	147,653	157,907
Non-GAAP diluted net income per share continuing operations	$0.05	$0.06	$0.19	$0.38	$0.75

GAAP gross profit	63,553	63,884	81,449	280,506	328,942
Acquisition and divestiture related:
Amortization of acquisition related intangibles	2,763	2,733	3,391	11,597	13,765
Acquisition related costs (1)	—	—	—	—	5
Assets impairment (2)	(60)	(73)	(63)	(315)	(447)
Fair market value adjustment to acquired inventory sold	—	—	—	—	379
Restructuring related:
Severance and retention costs	1,181	(2,784)	721	357	2,721
Facility closure costs (3)	4	3	(1,483)	5	(583)
Fabrication production transfer costs (4)	678	1,233	1,412	4,572	5,263
Other:
Compensation expense - deferred compensation plan (6)	205	140	109	68	391
Stock-based compensation expense	369	535	423	1,784	1,683
Non-GAAP gross profit	68,693	65,671	85,959	298,574	352,119

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP (continued)

	Three Months Ended			Twelve Months Ended
	April 1,	Jan. 1,	April 3,	April 1,	April 3,
(In thousands)	2012	2012	2011	2012	2011

GAAP R&D expenses:	41,340	38,410	37,691	158,749	154,465
Acquisition and divestiture related:
Acquisition related costs (1)	—	—	(67)	—	(1,263)
Restructuring related:
Severance and retention costs	(246)	(870)	(45)	(1,719)	(1,433)
Facility closure costs (3)	(6)	(4)	(82)	(20)	(204)
Other:
Compensation expense - deferred compensation plan (6)	(495)	(421)	(326)	(86)	(1,173)
Stock-based compensation expense	(2,073)	(2,174)	(1,239)	(8,566)	(7,985)
Non-GAAP R&D expenses	38,520	34,941	35,932	148,358	142,407

GAAP SG&A expenses:	26,429	23,661	25,888	100,907	103,620
Acquisition and divestiture related:
Amortization of acquisition related intangibles	(1,597)	(1,273)	(1,374)	(4,758)	(5,533)
Acquisition related costs (1)	(689)	(109)	(31)	(798)	(664)
Restructuring related:
Severance and retention costs	(12)	64	(61)	12	(711)
Facility closure costs (3)	(38)	(9)	(48)	(62)	(412)
Other:
Compensation expense - deferred compensation plan (6)	(119)	(88)	(68)	(33)	(245)
Stock-based compensation expense	(1,525)	(1,603)	(1,235)	(5,983)	(5,000)
Non-GAAP SG&A expenses	22,449	20,643	23,071	89,285	91,055

GAAP interest income and other, net	676	(10)	904	(1,118)	3,697
Loss (gain) on deferred compensation plan securities (6)	(798)	(629)	(507)	(113)	(1,767)
Non-GAAP interest income and other, net	(122)	(639)	397	(1,231)	1,930

GAAP provision (benefit) for income taxes continuing operations	(908)	576	(20,931)	268	(19,272)
Tax effects of Non-GAAP adjustments (7)	1,405	347	19,925	2,818	21,439
Non-GAAP provision (benefit) for income taxes continuing operations	497	923	(1,006)	3,086	2,167

(1) Consists of costs incurred in connection with merger and acquisition-related activities, including legal and accounting fees.
(2) Consists of an impairment charge related to a note receivable and subsequent recoveries.
(3) Consists of ongoing costs associated with the exit of our leased and owned facilities.
(4) Consists of costs incurred in connection with the transition of our wafer fabrication processes in Oregon facility to TSMC.
(5) Consists of an other-than-temporary impairment charges related to investments in a non-marketable equity security, offset in part by a gain on the sale of a non-marketable security
(6) Consists of gains and losses on marketable equity securities related to our deferred compensation arrangements and the changes in the fair value of the assets in a separate trust that is invested in Corporate owned life insurance under our deferred compensation plan.

(7) Consists of the tax effects of non-GAAP adjustments.
(8) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.